Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
ADAMS RESOURCES & ENERGY, INC.
ARTICLE I
OFFICES
Section 1.    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Meetings of stockholders may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may determine, in its sole discretion, that the meeting will not be held at a place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation law.
Section 2.    Annual meetings of stockholders shall be held on such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting.
Section 3.    Unless otherwise provided by law, the certificate of incorporation or these bylaws, notice of the annual meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 4.    The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the corporation.
Section 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chair of the board and shall be called by the president or secretary at the request in writing or by electronic transmission of a majority of the board of directors, or at the request in writing of stockholders owning a majority in voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote on the matters to be transacted at such meeting, but such special meetings may not be called by any other person or persons. A stockholder request for a special meeting shall be directed to the secretary of the corporation and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 13 of this Article II or Section 15 of Article III of these bylaws, as applicable, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting, as well as the written questionnaire and written representation and agreement required by Section 17 of Article III of these bylaws from any nominee for election as a director of the corporation. A special meeting requested by stockholders in accordance with this Section 5 of Article II shall be held at such date, time and place, if any, within or without the state of Delaware as may be designated by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Section 5 of Article II is received by the secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the special meeting request does not comply with this Section 5 of Article II, (ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law (as determined in good faith by the board of directors), (iii) an identical or substantially similar item (as determined in good faith by the board of directors, a “Similar Item”) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the corporation of a special meeting request, (iv) a Similar Item, other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the special meeting request is delivered, (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the special meeting request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the board of directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (vi) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the board of directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the corporation need not present such nominations or other business for a vote at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting requested by stockholders. The chair of a special meeting (or the board of directors in advance of any such meeting) shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these bylaws, and if the chair or board of directors should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.
Section 6.    Notice of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 7.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 8 of this Article II until a quorum shall be present or represented.
Section 8.    When a meeting of stockholders is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting, except as otherwise required by this Section 8 of Article II, if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the original notice of the meeting. At such adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 9.    When a quorum is present at any meeting, the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the corporation which are present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 10.    Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder shall at any meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
Section 11.
(a)Any action required or permitted to be taken at any meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have consented in writing.
(b)In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request that the board of directors fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 11(b) of Article II prior to the receipt of such written notice). If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 11(b) of Article II or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors pursuant to the first sentence of this Section 11(b) of Article II, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the board of directors is required by applicable law shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
(c)In the event of the delivery, in the manner provided by this Section 11 of Article II and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 11 of Article II and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 11(c) of Article II shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(d)No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a written consent is delivered to the corporation in accordance with this Section 11 of Article II, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 11 of Article II and applicable law, and not revoked.
Section 12.    The chair of the board shall preside at and the secretary shall keep the records of each meeting of stockholders, and in the absence of either such officer, his or her duty shall be performed by a person appointed at the meeting.
Section 13.    At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or any duly authorized committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with this Section 13 of Article II. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Sections 15 through 17 of Article III of these bylaws), the stockholder intending to propose the business (for the purposes of this Article II, the "Proponent") must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a Proponent's notice must be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. (For purposes of these bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by a national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act). To be in proper written form, a Proponent's notice to the secretary must set forth: (a) as to each matter the Proponent proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, and (b) as to the Proponent and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of each such person, and of any holder of record of the Proponent’s shares as they appear on the corporation's books, (ii) the class and number of all shares of capital stock of the corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five (5) business days following the record date for determining the stockholders entitled to vote at the meeting, (iii) any material interest of each such person, or any affiliates or associates of each such person, in such business, (iv) a description of any agreement, arrangement or understanding with respect to such business between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date, (v) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date, (vi) a representation that the Proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, and (viii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Section 14.    Notwithstanding anything in these bylaws to the contrary: (a) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in Section 13 of this Article II, and (b) unless otherwise required by law, if a Proponent intending to propose business at an annual meeting pursuant to Section 13 of this Article II does not provide the information required under such section to the corporation (including providing the updated information required by clauses (b)(ii), (b)(iv) and (b)(v) of such section by the deadlines specified therein), or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chair of the annual meeting (or the board of directors in advance of any such meeting) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 13 of this Article II, and if he or she (or the board of directors in advance of any such meeting) should so determine, he or she shall so declare to (or the board of directors shall declare in advance of) the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing contained in Section 13 and this Section 14 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law).

ARTICLE III

DIRECTORS
Section 1.    The number of directors which shall constitute the whole board shall be no less than three (3) and no more than eleven (11) members, the exact number to be determined from time to time by resolution of the board of directors. Directors need not be stockholders.
Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so appointed shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3.    The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation directed or required to be exercised or done by the stockholders.
Section 4.    The board of directors shall have a chair, who shall be a director. The chair, when present, shall preside at all meetings of the stockholders and the board of directors. In general, the chair shall exercise the powers and authority and perform all duties commonly incident to the office of chair of the board of directors. The board of directors may appoint a vice chair, who shall be a director. If the board of directors appoints a vice chair, he or she shall, in the absence or disability of the chair, perform the duties and exercise the powers of the chair and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the board of directors.
MEETINGS OF THE BOARD OF DIRECTORS
Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Any or all directors may participate in a meeting of the board of directors or a committee thereof by means of conference telephone, video conference or any means of communication by which all persons participating in the meeting are able to hear each other.
Section 6.    The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, after each annual election of directors on the day and at the place, if any, of the next regular meeting of the board of directors. Notice of such meeting need not be given. Such meeting may be held at any other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a waiver in writing or by electronic transmission provided by all of the directors.
Section 7.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.
Section 8.    Special meetings of the board of directors may be called by the chair of the board, the vice chair of the board (if any), or the president on two (2) days' notice to each director, either personally or by mail or by telephone or electronic communication; special meetings shall be called by the chair of the board, vice chair of the board (if any), president or secretary in like manner and on like notice on the request of any two (2) directors.
Section 9.    At all meetings of the board of directors, one-third (1/3rd) of the total number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless these bylaws, the certificate of incorporation or statute shall require a vote of a greater number. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board of directors or committee in the same paper or electronic form as the minutes are maintained.
Section 11.    At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. At all meetings of the board of directors, the chair of the board shall preside, and in his or her absence a person shall be chosen by the board of directors from among the directors present to act as chair of the meeting. The secretary of the corporation shall act as secretary of the meeting of the board of directors, but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting.
COMMITTEES OF DIRECTORS
Section 12.    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. The corporation hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law and, as such, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these bylaws.

Section 13.    Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
NOMINATIONS
Section 14.    Nominations of candidates for election as directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (an “Election Meeting”) may be made (1) by or at the direction of the board of directors or any duly authorized committee thereof, (2) by any stockholder of record entitled to vote at such Election Meeting who complies with the procedures established by Section 15 of this Article III; provided, however, that nothing in these bylaws shall be deemed to limit any class voting rights upon the occurrence of dividend arrearages provided to holders of preferred stock. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these bylaws.
Section 15.    In addition to any other applicable requirements, for a nomination to be made by a stockholder of record pursuant to this Section 15 of Article III, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, such notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation (1) with respect to an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (2) with respect to a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, by the close of business on the tenth (10th) day following the date on which such notice of the date of the special meeting was mailed or the public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper written form, the notice of the stockholder intending to make the nomination (for the purposes of this Article III, the "Proponent") shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of all shares of capital stock of the corporation that are owned of record and beneficially by such person, (iv) as an appendix, a completed and signed questionnaire, representation and agreement required by Section 17 of this Article III, and (v) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (b) as to the Proponent and the beneficial owner, if any, on whose behalf the nomination is being made: (i) the name and address of each such person, and of any holder of record of the Proponent's shares as they appear on the corporation's books, (ii) the class and number of all shares of capital stock of the corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the Proponent's notice, and a representation that the Proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for determining the stockholders entitled to vote at the meeting not later than five (5) business days following such record date, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing (each of the foregoing, a “Stockholder Associated Person”), and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following such record date, (iv) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following such record date, (v) a representation that the Proponent is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of the nomination, including a representation as to whether the Proponent intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (vii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the corporation’s proxy statement and any accompanying proxy and to serve as a director if elected. In addition to the information required pursuant to this Section 15 of Article III or any other provision of these bylaws, the corporation may require any proposed nominee to furnish any other information that, among other things, (i) may reasonably be required by the corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (ii) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation.
Section 16.    If the chair of the Election Meeting (or the board of directors in advance of any such meeting) determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these bylaws, such nomination shall be void. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, (a) if a Proponent intending to make a nomination at an annual or special meeting pursuant to Section 15 of this Article III does not provide the information required under such section to the corporation (including providing the updated information required by clauses (b)(ii), (b)(iii) and (b)(iv) of Section 15 of this Article III by the deadlines specified therein), or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation, and (b) if any stockholder or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed director nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the corporation (which proxies and votes shall also be disregarded). Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
Section 17.    To be eligible to be a nominee for election as a director of the corporation, a person nominated in accordance with clause (2) of Section 14 of this Article III of these bylaws must deliver (in accordance with the time periods prescribed for delivery of notice under Section 15 of this Article III of these bylaws) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary within ten (10) days of a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the secretary within ten (10) days of a written request therefor by a stockholder of record) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

ARTICLE IV
NOTICES
Section 1.    Whenever, under the provisions of any applicable statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by electronic transmission or any other method permitted by applicable law, the certificate of incorporation or these bylaws.
Section 2.    Whenever any notice is required to be given under the provisions of any applicable statute or of the certificate of incorporation or of these bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at a meeting shall constitute a waiver of notice of such meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS
Section 1.    The officers of the corporation shall be chosen by the board of directors. Such officers may include either or both of the chair of the board or the vice chair of the board (if any), and shall include a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.    The board of directors at its first meeting after each annual meeting of stockholders shall choose a chair of the board, a president, one or more vice presidents, a secretary and a treasurer.
Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
Section 4.    The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
The Chief Executive Officer

Section 6.    Either the chair of the board (if an officer), or the president, as the board of directors may designate, shall be the chief executive officer of the corporation. The chief executive officer shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors, to some other officer or agent of the corporation.
THE PRESIDENT
Section 7.    In the absence or disability of the chair of the board and the vice chair of the board (if any), the president shall have and perform the powers and duties of the chair of the board, subject to the control of the board of directors. In general, the president shall exercise the powers and authority and perform the duties commonly incident to the office of president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE VICE PRESIDENTS
Section 8.    In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or if there is more than one vice president, the vice presidents in order of seniority) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
Section 9.    The secretary or person appointed as secretary pro tem shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by these bylaws or by the board of directors or president and, except as otherwise prescribed by the board of directors or president, shall have such powers and duties as generally pertain to the office of secretary.
Section 10.    The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the board of directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS
Section 11.    The treasurer shall have the custody of the corporate funds and securities. He or she shall perform such other duties as may be prescribed by these bylaws or as may be assigned to him or her by the chair of the board, the president or the board of directors, and, except as otherwise prescribed by the board of directors, he or she shall have such powers and duties as generally pertain to the office of treasurer.
Section 12.    The assistant treasurer (or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE VI
Certificates of Stock
Section 1.    Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Delaware law and as designated by the board of directors. Upon request of any stockholder, the corporation shall deliver certificates representing all shares to which such stockholder is entitled. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by any two (2) authorized officers of the corporation (it being understood that each of the chair of the board, the president, any vice president, the treasurer, any assistant treasurer, the secretary and any assistant secretary shall be an authorized officer for such purpose). All certificates for shares shall be consecutively numbered or otherwise identified. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided under Delaware law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.
Section 2.    If such certificates are signed or countersigned by a transfer agent or registrar, other than the corporation, such signature of any authorized officer, and the seal of the corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Lost Certificates
Section 3.    The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, mutilated, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of new a certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

Transfer of Stock
Section 4.    The corporation shall keep a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the name and address of all past and current stockholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time period. The principal place of business of the corporation, or the office of its transfer agent or registrar, may be located outside the State of Delaware. With respect to certificated shares, transfer of shares of the corporation shall be made only on the stock transfer book of the corporation by the holder of record thereof, or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by the power of attorney, duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. With respect to uncertificated shares, transfer of shares of the corporation shall be made only on the stock transfer of the books of the corporation, subject to any proper restrictions on transfer, upon proper instruction from the holder of record thereof and in compliance with such additional procedures as the board of directors might adopt. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
FIXING RECORD DATE
Section 5.
(a)In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
REGISTERED STOCKHOLDERS
Section 6.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not, be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
FISCAL YEAR
Section 3.    The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the board of directors.
SEAL
Section 4.    The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.
INTERESTED DIRECTORS AND OFFICERS
Section 5.    (a) No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the votes of such person or persons are counted for such purpose, if;
(1)The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2)The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3)The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

INDEMNIFICATION
Section 6.
(a)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), and whether or not such proceeding is by or on behalf of the corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or, while a director of officer of the corporation, was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, punitive damages, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this section or otherwise.

(b)Indemnification of Employees and Agents. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.
(c)Right of Claimant to Bring Suit. If a written claim received by the corporation from or on behalf of an indemnified party under this Article VII is not paid in full by the corporation within ninety (90) days after such receipt (and, in the case of a claim for indemnification, the final disposition of the applicable proceeding), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the certificate of incorporation of the corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
(e)Insurance. The corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
(f)Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the corporation, and may nevertheless indemnify and hold harmless each employee and agent of the corporation, as to costs, charges and expenses (including attorney's fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
(g)Definitions. For the purpose of this Article VII, reference to the “corporation” shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

FORUM FOR ADJUDICATION OF DISPUTES
Section 7.    (a) Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the corporation's certificate of incorporation or these bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.
(b)    Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
(c)    Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the corporation's capital stock shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VII.
ARTICLE VIII
AMENDMENTS
Section 1.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors. Any alteration, amendment, repeal or adoption of the bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of a majority of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

As amended through May 6, 2024